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                                                                    EXHIBIT 10.5

                               AGRICULTURAL LEASE

STATE OF TEXAS      ( )

COUNTY OF HOUSTON   ( )

     This LEASE, between Seven J Stock Farm, Inc., by John R. Parten, President, hereinafter called OWNER, and Roy Dyches, hereinafter designated OPERATOR, unless otherwise indicated.

                              W I T N E S S E T H :

     That OWNER, for and in consideration of the agreements hereinafter set forth, to be kept, performed and observed by OPERATOR, has demised and leased to OPERATOR the following seven (7) tracts situated in Houston County, Texas, to-wit:

     (1) That certain four hundred sixty (460) acres, more or less, tract or parcel of land, known as the NORTH COCHRAN FARM tract;

     (2) That certain one hundred thirty-six (136) acres, more or less, tract or parcel of land known as the ALFALFA FIELD tract;

     (3) That certain three hundred two (302) acres, more or less, tract or parcel of land known as the COCHRAN FIELD tract;

     (4) That certain one hundred ninety (190) acres, more or less, tract or parcel of land known as the COCHRAN FARM tract;

     (5) That certain one hundred nine (109) acres, more or less, tract or parcel of land known as the CLOVER FIELD tract;

     (6) That certain three hundred eighty-five (385) acres, more or less, tract or parcel of land known as the PIN OAK FIELD tract; and

     (7) That certain one hundred nine (109) acres, more or less, tract or parcel of land known as the BIG CREEK ACREAGE tract; for the sole purpose of cultivating and producing cotton and grain crops thereon and therefrom.

     TO HAVE AND TO HOLD the above described premises with all the privileges and appurtenances belonging to same, unto the OPERATOR for the cotton and grain crop years 2000 through 2002, terminating on the date the 2002 cotton and grain crops have been harvested.

     In consideration for which the OPERATOR agrees and is bound:

     (1) To cultivate and farm the said premises in a good and farmerlike manner and deliver to the OWNER at the cotton gin, as rent for such premises, one-fourth (1/4th) of all the cotton and cotton seed raised upon such premises during said term or, alternatively, the OPERATOR, with the consent of OWNER, may sell the entire cotton production and the purchaser thereof shall immediately pay directly to OWNER in cash the market value of

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OWNER'S one-fourth (1/4th) entitlement. OWNER agrees to pay his one-fourth
(1/4th) share of the cost of modular hauling, if used.

     Furthermore, in addition to the foregoing consideration, OPERATOR does hereby transfer and assign one-fourth (1/4th) of any and all cash payments received from any Governmental Agency, State or Federal, to which OPERATOR may now, or thereafter, be entitled as a consequence of any type of agricultural program pertaining to cotton provided by any Agency of either the State or Federal Governments.

     (2) To cultivate and farm the said premises in a good and farmerlike manner and deliver to the OWNER at the granary where said grain is to be sold, as rent for such premises, thirty percent (30%) of all the grain and related products raised upon such premises during said term or alternatively, the OPERATOR, with the consent of OWNER, may sell the entire grain and related production, and the purchaser thereof shall immediately pay directly to OWNER in cash the market value of OWNER'S thirty percent (30%) entitlement.

     Furthermore, in addition to the foregoing consideration, OPERATOR does hereby transfer and assign thirty percent (30%) of any and all cash payments received form any Governmental Agency, State or Federal to which OPERATOR may now, or hereafter, be entitled as a consequence of any type of agricultural program relating to grain provided by any Agency of either State or Federal Governments.

     (3) OPERATOR agrees that cotton and/or grain, and no other crop, shall be planted or cultivated upon the hereinabove-described premises.

     (4) OWNER and OPERATOR agree that all work and labor herein provided and contemplated shall be done and performed by OPERATOR as an INDEPENDENT CONTRACTOR and under the sole supervision, management, direction and control of OPERATOR, utilizing his experience and expertise as a cotton and grain farmer; OWNER to look to OPERATOR for results only, with OWNER to have absolutely no right at any time or under any circumstances to direct or supervise OPERATOR or his servants or employees in the performance of such work or as to the manner, means and method in which the work or labor is performed. Furthermore, OPERATOR shall be obligated, not only to furnish all labor requirements, but in addition thereto, OPERATOR shall furnish fuel, lubricants, herbicides, seed, combines, harvesters, cotton pickers, and all other equipment and requirements necessary to plant, cultivate and harvest the cotton and grain crops.

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     (5)  OWNER agrees to pay, in connection with the cotton crop, one-fourth
(1/4th) of the fertilizer costs, of the cost of insect control chemicals and of the cost of ginning, provided the invoices for such costs shall be transmitted directly to OWNER by the person, firm or corporation furnishing the necessary supplies, preparations and service.

     (6) OWNER agrees to pay, in connection with the grain crop, thirty percent (30%) of the fertilizer costs, of the cost of insect control chemicals and of the cost of hauling and drying, if any, of the grain crop, provided the invoices for such costs shall be transmitted directly to OWNER by the person, firm or corporation furnishing the necessary supplies, preparations and services. OWNER will in no event pay any of the cost of combining or harvesting of the grain.

     (7) OPERATOR agrees, at his sole expense, to maintain and repair all buildings, if any, fences, gates, water lines and other improvements upon said premises, or which may at any time during such term be erected thereon.

     (8) OPERATOR furthermore agrees to maintain at his expense, the existing drainage system on the demised premises and every part thereof in as good repair and condition as the same are now in ordinary wear excepted.

     (9) OPERATOR agrees, and shall be obligated, to maintain a neat appearance on and over the leased premises and agrees to remove all containers and waste material necessarily resulting from the agricultural operations immediately after the use thereof.

     (10) OPERATOR agrees to hold harmless and unconditionally indemnify OWNER against and from all liability, costs, expenses, claims and damages which for any reason may be asserted against OWNER at any time as a consequence of the application of insect poison or herbicides by OPERATOR, whether applied aerially or by conventional means or methods.

     (11) OPERATOR shall have the right of ingress and egress through and across OWNER'S property along routes to be designated by OWNER and such right of ingress and egress shall be limited to OPERATOR, unless otherwise mutually agreed between OWNER and OPERATOR.

     (12) OPERATOR shall not have the right to hunt, fish or otherwise use the leased premises except for the specific agricultural use designated herein.

     (13) OPERATOR shall not sublet or assign this lease, or any part thereof, or any rights granted thereunder unless the written consent of the OWNER is first obtained thereto.

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     (14)  OWNER and OPERATOR agree that this lease may be continued on an annual basis for an additional two (2) year period after the expiration of the primary term provided herein unless terminated upon written notice by either party.

     (15) OPERATOR agrees and is hereby obligated to deliver peaceably to OWNER, whenever this lease shall terminate, the said premises and every part thereof in as good repair and condition as the same are now in, loss by fire, storm or ordinary wear excepted.

     (16) OWNER agrees to pay the cost of transporting its cotton in field stack to the cotton gin.

     (17) OPERATOR agrees to pay to OWNER its proportionate share of levee and drainage ditch maintenance and the cost of maintaining and operating the two (2) pumping stations. The proportionate part shall be calculated by dividing OPERATOR'S cotton acreage by the total number of acres protected by the Levee system.

     (18) OWNER has installed a pivot sprinkler system on a part of the premises covering approximately 120 acres. OPERATOR shall have the right to use the irrigation system on the following basis:

            a) OPERATOR shall maintain and operate the well, pumping system, and pivot system during the growing season. The
        OPERATOR will leave the system at the end of the growing system in as good or better condition as he received it at the beginning of the growing season, normal wear and tear excepted.

            b) The fair rental rate for the irrigation system is $5,960 per year.

            c) All of the costs of operation and maintenance of the system shall be paid by OPERATOR when due and 25% (for cotton) to 30% (for grain) shall be charged to OWNER.

            d) At harvest time, OPERATOR shall pay to OWNER 75% (for cotton) or 70% (for grain) of the fair rental rate for the irrigation system, shown in b) above.

     (19) In the event OPERATOR fails to plant a crop for a year, or if the OPERATOR fails to give OWNER credit for OWNER'S share of the production, OPERATOR may, in addition to his other remedies declare this lease terminated and take possession of the land.

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     It is further agreed that the OPERATOR'S obligations under the terms and provisions of this lease shall be and are hereby secured by a lien upon all the property that OPERATOR may now or hereafter have upon the premises.

     WITNESS our hands in Duplicate Originals, this ________ day of __________________, 1999.


OWNER:                                       OPERATOR:
  SEVEN J STOCK FARM, INC.

By
  -------------------------                  ----------------------------------
  John R. Parten, President                  ROY DYCHES

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STATE OF TEXAS      ( )
COUNTY OF HARRIS    ( )

     Before me, the undersigned authority, on this day personally appeared John
R. Parten, known to me to be the person whose name is subscribed to the foregoing instrument, as President of SEVEN J STOCK FARM, INC., and acknowledged to me that he executed the same for the purposes and consideration therein expressed and in the capacity therein stated.

     Given under my hand and seal of office this ____ day of ______________, 1999.

My Commission Expires:             ______________________________
                                      Notary Public in and for
______________________                The State of Texas


STATE OF TEXAS      ( )
COUNTY OF _________ ( )

     Before me, the undersigned authority, on this day personally appeared Roy Dyches, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed.

     Given under my hand and seal of office this ____ day of ______________,
1999

My Commission Expires:             ______________________________
                                      Notary Public in and for
______________________                The State of Texas

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